UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2021

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (215) 997-1800

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Employment Agreement with Kevin M. Olsen

On December 13, 2021, Dorman Products, Inc. (the “Company”) entered into an amended and restated employment agreement (the “amended agreement”) with Kevin M. Olsen, the Company’s President and Chief Executive Officer.  The amended agreement is effective as of December 26, 2021 and will supersede Mr. Olsen’s current employment agreement with the Company.  The amended agreement has no fixed term of employment.

Pursuant to the amended agreement, Mr. Olsen’s base salary was set at $810,000, subject to increase (but not decrease) as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors.

The amended agreement provides that Mr. Olsen will be eligible for certain payments upon termination of employment, including certain terminations of employment following a Change in Control. The table below summarizes the material terms and conditions of his prior agreement that were added and/or modified in the amended agreement.  Terms not otherwise defined herein have the meanings assigned to them in the amended agreement.

Termination Type	Payments and Benefits
Termination without Cause or resignation for Good Reason – non-Change in Control

•An aggregate amount equal to 150% of Mr. Olsen’s base salary, paid in installments over 18 months (“Standard Salary Severance”);

•An amount equal to 150% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;

•A pro-rated annual bonus for the year of termination, based on the actual bonus Mr. Olsen would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Pro-Rata Bonus”);

•Provided that Mr. Olsen elects COBRA coverage, payment by the Company of COBRA premiums for Mr. Olsen, his spouse and eligible dependents for up to 18 months following termination (the “COBRA Payment”); and

•Outplacement services for up to 18 months following termination.

Termination without Cause or resignation for Good Reason –3 months prior to or 24 months following a Change in Control

•An aggregate amount equal to 200% of Mr. Olsen’s base salary, paid in a lump sum; provided that the portion equal to the Standard Salary Severance will continue to be paid in installments if required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

•An amount equal to 200% of Mr. Olsen’s target annual bonus in effect at the time of termination, paid in a lump sum;

•The Pro-Rata Bonus;

•The COBRA Payment;

•If Mr. Olsen remains eligible for COBRA coverage 18 months following termination, payment by the Company of an amount equal to the employer portion of monthly premium coverage under the Company’s group health plan for up to six months; and

•Outplacement services for up to 18 months.

The foregoing description of the amended agreement is not complete and is qualified in its entirety by reference to the complete text of the amended agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

(e) Executive Severance Plan

On December 9, 2021, the Compensation Committee adopted the Dorman Products, Inc. Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include, among others, employees with the title of President, Senior Vice President or Executive Vice President who are designated as a participant by the Compensation Committee. Each of the Company’s named executive officers, other than Mr. Olsen, identified in the Company’s proxy statement filed in connection with its 2021 annual meeting of shareholders (collectively, the “Named Executive Officers”) has been designated a participant in the Severance Plan. Mr. Olsen is not a participant in the Severance Plan since his severance benefits are governed by the terms of the amended agreement.  The Severance Plan is effective as of December 26, 2021. Terms not otherwise defined herein have the meanings assigned to them in Severance Plan.

Participants in the Severance Plan, including the Named Executive Officers, will be eligible for certain payments upon termination, as described in the table below.

Termination Type	Payments and Benefits
Termination without Cause or resignation for Good Reason – non-Change in Control

•An amount equal to 1.0 times the sum of the participant’s base salary and target annual bonus, paid in installments over 12 months (“Standard Cash Severance”);

•A pro-rated annual bonus for the year of termination, based on the actual bonus the participant would have been eligible to receive based on the Compensation Committee’s good faith estimate of qualitative (if applicable) and quantitative performance standards for the year of termination, using actual performance through the date of termination and the Company’s projected performance for the remainder of the fiscal year (the “Pro-Rata Bonus”);

•Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 12 months following termination; and

•Outplacement services for up to 12 months following termination, not to exceed $50,000.

Termination without Cause or resignation for Good Reason –3 months prior to or 24 months following a Change in Control

•An aggregate amount equal to 2.0 times the sum of the participant’s base salary and target annual bonus, paid in a lump sum; provided that the portion equal to the Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Code;

•The Pro-Rata Bonus;

•Payment by the Company of COBRA premiums for the participant and the participant’s spouse and eligible dependents for up to 18 months following termination; and

•Outplacement services for up to 18 months, not to exceed $50,000.

Death or Disability	•The Pro-Rata Bonus.

As a condition to participation in the Severance Plan, each participant must enter into a Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement (the “Non-Disclosure Agreement”) with the Company, in the form attached as an exhibit to the Severance Plan, that contains restrictive covenants in favor of the Company, including confidentiality, intellectual property, non-disparagement, non-competition and employee and customer non-solicitation covenants. Pursuant to the Non-Disclosure Agreement, participants are subject to non-compete and non-solicitation periods equal to the greater of 12 months following termination or the number of months of base salary to which the participant’s applicable cash severance payment relates, but not to exceed 18 months post-termination.  Participants must execute, deliver and not revoke a general release of claims in favor of the Company in order to receive benefits (except for the Pro-Rata Bonus payable upon a participant’s death).

If any payments or benefits under the Severance Plan would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so than no portion of the payments is subject to the excise tax or (ii) delivered in full, whichever of the foregoing results in the participant receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.

The Severance Plan may be amended, terminated or discontinued in whole or in part, at any time and from time to time at the discretion of the Company’s Board of Directors or the Compensation Committee; provided, that no adverse amendment, termination or discontinuance may be made without the consent of a participant who has undergone a covered termination prior to the effective date of any such adverse amendment, termination or discontinuance; and provided further, that following (x) the date the Company has entered into an agreement the consummation of which would be a Change in Control or (y) a Change in Control, the Severance Plan cannot be amended, terminated or discontinued prior to the second anniversary of the change in control without a participant’s written consent.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit NumberDescription

10.1	Amended and Restated Employment Agreement between the Company and Kevin M. Olsen dated December 13, 2021
10.2	Dorman Products, Inc. Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date:December 13, 2021	By: /s/ Joseph P. Braun
Name: Joseph P. Braun
Title: Senior Vice President, General Counsel and Secretary